Exhibit 10.30

Chardan Capital Markets, LLC
17 State Street
Suite 1600
New York, NY 10004

November 12, 2010

Via Email

BIOCANCELL THERAPEUTICS INC.
8 Hartom St.
POB 45389
Jerusalem, Israel 91451
Attn: Uri Danon, Chief Executive Officer

Re: Termination of October 19, 2010 Letter Agreement

Dear Mr. Danon,

This letter will confirm that notwithstanding the survival provisions reflected in that Termination Letter dated November 8, 2010, terminating that certain Letter Agreement dated October 19, 2010 (“Letter Agreement”) between BioCancell Therapeutics Inc. (“BioCancell”) and Chardan Capital Markets, LLC ("Chardan"), Chardan will not be entitled to receive any fees or monies or other compensation set forth in the Letter Agreement other than the reimbursement of actual out of pocket expenses paid by Chardan.

Please confirm your understanding of the foregoing of by countersigning where indicated below.

Sincerely yours, __________________________ Chardan Capital Markets, LLC

Acknowledged and agreed:

__________________________
BioCancell Therapeutics Inc.